Exhibit 99.1

Live Ventures Announces Fiscal Year-End 2017 Results

LAS VEGAS, Dec. 26, 2017 – Live Ventures Incorporated (Nasdaq:LIVE), a diversified holding company, today announced financial results from its fiscal year ended September 30, 2017.

Reporting its most successful year in the company’s history, Live Ventures reported a record $152.0 million in revenues, an increase of 92 percent over the previous fiscal year.

Key highlights from 2017 include:

•	Record revenues of $152.0 million, an increase of 92 percent over the last fiscal year
•	Approximately $9.5 million cash flow generated from operations
•	Completed the acquisition of Vintage Stock Inc., a 57-store retail chain
•	Selected BDO USA, LLP, an international accounting firm with more than 60 offices in the U.S. and more than 550 alliance firm locations internationally, as the company’s independent accounting firm
•	66,185 shares repurchased during the fiscal year under stock repurchase program and 116,050 since inception
•	Obtained dismissal of class action and derivative lawsuits (December 2017)

Due to additional time required to finalize the final purchase price allocation related to the company’s acquisition of Vintage Stock, we will be disclosing earnings per share and other financial information at a later date. We will be requesting an extension to file our Annual Report on Form 10-K under Rule 12b-25 of the Securities Exchange Act of 1934 and currently expect to file our Annual Report on Form 10-K within the prescribed extension period provided under that rule.

“Our record-breaking revenues are a direct result of successful execution of our business model, part of which included the successful completion of the Vintage Stock acquisition,” said Jon Isaac, CEO of Live Ventures. “We anticipate continued growth into the next fiscal year as we continue to seek out additional acquisition targets that fit our company’s profile.”

The company will be holding a conference call to discuss the fiscal year end results and answer investor questions today, December 27, 2017, at 4:30 p.m. Eastern Time.  Interested parties are invited to listen to the earnings conference call by dialing (866) 342-8591 (for U.S.-based callers) or (203) 518-9822 (for international callers) and providing the operator with the conference ID: LIVEVENTURES.

About Live Ventures Incorporated

Live Ventures Incorporated is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Live Ventures Incorporated provides, among other businesses, marketing solutions that boost customer awareness and merchant visibility on the Internet. The company operates a deal engine, which is a service that connects merchants and consumers via an innovative platform that uses geo-location, enabling businesses to communicate real-time and instant offers to nearby consumers. Through its subsidiary, Marquis Industries, the company operates as a specialty, high-performance yarns manufacturer and hard-surfaces re-seller. Marquis Industries, which is a top-10 high-end residential carpet manufacturer in the United States, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry. Marquis is the only manufacturer in the world that can produce certain types of yarn prized by the industry. Through its subsidiary Vintage Stock, Inc., an award-winning entertainment company, the company is a retailer of movies, classic and new video games, music, collectible comics and toys. Vintage Stock has the ability to special order and ship product worldwide to the customer’s doorstep.

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Forward-Looking and Cautionary Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Live Ventures Incorporated may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Form 10-K for the fiscal year ended September 30, 2016, most recent Form 10-Q, and other filings with the U S. Securities and Exchange Commission (available at http://www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:
Live Ventures Incorporated
Tim Matula, investor relations
425-836-9035
tmatula@live-ventures.com
http://www.live-ventures.com

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